SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 10, 2003


                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                     0-19437                   11-2962080
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)               File No.)              Identification No.)


2815 Second Avenue. Suite 100, Seattle, Washington                 98121
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(Address of Principal Executive Offices)                           (Zip Code)


       Registrant's telephone number, including area code: (206) 443-6400


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4.  CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT

         On August 28, 2003 Cellular Technical Services Company, Inc. (the "Company") was advised orally by Ernst & Young LLP ("E&Y") that E&Y was resigning as the Company's independent auditor, and on September 2, 2003 the Company received a letter from E&Y in which E&Y confirmed such resignation. The Company filed a Current Report on Form 8-K, dated August 28, 2003 with the Securities and Exchange Commission reporting the resignation of E&Y.

         On November 10, 2003 the Company engaged Stonefield Josephson, Inc. ("Stonefield") as its independent auditors for the fiscal year ending December 31, 2003. The decision to engage Stonefield was approved by the Board of Directors of the Company.

         During the two most recent fiscal years and subsequent interim period, the Company did not consult with Stonefield regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

         Stonefield has reviewed the disclosures contained in this Form 8-K. The Company has advised Stonefield that it has the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission concerning any new information, clarifying the Company's disclosures herein, or stating any reason why Stonefield does not agree with any statements made by the Company in this report. Stonefield has advised the Company that nothing has come to its attention which would cause it to believe that any such letter was necessary.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2003

                           CELLULAR TECHNICAL SERVICES COMPANY, INC.



                           By: /s/ Bruce R. York
                              --------------------------------------------------
                               Name: Bruce R. York
                               Title: Vice President and Chief Financial Officer